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                                                                    EXHIBIT 23.2
                                                                    ------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
               --------------------------------------------------


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1982 Employee Incentive Stock Option Plan, the 1992 Stock Option Plan and the 1997 Directors' Stock Option Plan of our report dated April 25, 1997, except for footnote 4, as to which the date is February 9, 1998, with respect to the consolidated financial statements and schedule of Applied Micro Circuits Corporation, included in its current Report on Form 8-K dated February 27, 1998, filed with the Securities and Exchange Commission.




                                         /s/ ERNST & YOUNG LLP
                                         -------------------------------
                                         ERNST & YOUNG LLP


San Diego, California
February 27, 1998